As filed with the Securities and Exchange Commission on June 30, 1997

                                                            Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                             THE PARTS SOURCE, INC.
               (Exact name of issuer as specified in its charter)

         FLORIDA                                                  59-3149403
  ----------------------                                       ---------------
 (State of Incorporation)                                     (I.R.S. Employer)

                             1751 S. Missouri Avenue
                            Clearwater, Florida 34616
                    (Address of Principal Executive Offices)

               1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
               --------------------------------------------------
                            (Full title of the plan)

                                  Thomas D. Cox
                             The Parts Source, Inc.
                             1751 S. Missouri Avenue
                            Clearwater, Florida 34616
                            Telephone: (813)588-0377
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                         ______________________________

                                    Copy to:
                            WILLIAM J. SCHIFINO, ESQ.
                           Schifino & Fleischer, P.A.
                                   Suite 2700
                              One Tampa City Center
                              Tampa, Florida 33602
                         ______________________________

        Approximate Date of Commencement of Proposed Sale to the Public:
 As soon as practicable after the effective date of the Registration Statement.
                         ______________________________

                         CALCULATION OF REGISTRATION FEE

___________________________________________________________________________________________
                                 Proposed        Proposed
                                  Amount         Maximum        Maximum        Amount of
Title of Securities               to be        Offering Price   Aggregate     Registration
 to be Registered               Registered(1)   Per Share(2)  Offering Price     Fee
___________________________________________________________________________________________
Common Stock, $.001 par value    300,000         $9.75        $2,925,000.00     $887.00

___________________________________________________________________________________________

(1)   Pursuant to Rule 416,  this  Registration  Statement  also covers such  indeterminate number of  additional  shares as may  hereinafter  be  offered  or issued to  prevent dilution  resulting  from stock  splits,  stock  dividends  or  similar  transactions effected without receipt of consideration as provided by the Plan.

(2)   Based on the  average of the high and low  prices  reported  on the  Nasdaq  National
      Market on June 25, 1997.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        By this reference, the following documents filed or to be filed by The Parts Source, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration
Statement:

        (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

        b(1) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

        b(2) Proxy Statement dated April 15, 1997 filed in connection with the Company's Annual Meeting of Shareholders held May 15, 1997.

        b(3) All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.

        (c) The Company's Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Common Stock, $.001 par value. The holders of the shares of Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote. Such holders may not cumulate votes in the election of directors. The holders of Common Stock are entitled to receive such dividends as may lawfully be declared by the Board of Directors out of funds legally available therefor and to share pro rata in any other distribution to the holders of Common Stock. The holders of Common Stock are entitled to share ratably in the assets of the Company remaining after the payment of liabilities in the event of any liquidation, dissolution or winding up of the affairs of the Company. There are no preemptive rights, conversion rights, redemption or sinking fund provisions or fixed dividend rights with respect to Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock to be issued in this offering, upon payment therefor, will be fully paid and non-assessable.

ITEM 4. DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the Common Stock issuable by the Company under the Company's 1996 Incentive and Non-Statutory Stock Option Plan will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company has authority under applicable provisions of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided under such Act. The Company's Bylaws provide additional indemnification provisions for the benefit of the Company's directors and officers. See Item 8,
Exhibit 3(b).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation SB:

Exhibit
Number            Description
------            -----------


3(a) Certificate of Incorporation incorporated by reference to Exhibit 3(a) of the Company's Registration Statement (File No. 33-1568-A) ordered effective April 8, 1996.

3(b) By-Laws incorporated by reference to Exhibit 3(b) of the Company's Registration Statement (File No. 33-1568-A) ordered effective April 8, 1996.

4(a) 1996 Incentive and Non-Statutory Stock Option Plan incorporated by reference to Exhibit 4 of the Company's Registration Statement (File No. 33-1568-A) ordered effective April 8, 1996.

4(b)    Amendment to 1996 Incentive and Non-Statutory  Option Plan dated May 15,
        1997.

5.      Opinion of Schifino & Fleischer, P.A.

23(a)   Consent of Schifino & Fleischer, P.A. See Exhibit 5.

23(b)   Consent of Grant Thornton LLP.

ITEM 9. UNDERTAKINGS.

        The undersigned Company hereby undertakes:

        (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Petersburg and State of Florida, on the 24 day of June, 1997.


                                          THE PARTS SOURCE, INC.


                                          By:  /s/ Thomas D. Cox
                                             -----------------------------------
                                              Thomas D. Cox
                                              Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                   Date
        ---------                        -----                   ----

 /s/ Thomas D. Cox
---------------------------
Thomas D. Cox                   Chief Executive Officer       June 24, 1997
                                     and Director


 /s/ Robert B. Morgan
---------------------------
Robert B. Morgan               Chief Financial Officer        June 24, 1997


 /s/ Robert A. Cox, Jr.
---------------------------
Robert A. Cox, Jr.                     Director               June 24, 1997


 /s/ James M. Chadwick
---------------------------
James M. Chadwick                      Director               June 24, 1997


 /s/ M. Steven Sembler
---------------------------
M. Steven Sembler                      Director               June 24, 1997